Exhibit 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

	Name	Principal Activities	Country
1	XP Investimentos S.A.	Holding	Brazil
2	XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.	Broker-dealer	Brazil
3	XP Vida e Previdência S.A.	Private pension and insurance	Brazil
4	Banco XP S.A.	Multipurpose bank	Brazil
5	XP Controle 3 Participações S.A.	Financial Holding	Brazil
6	XPE Infomoney Educação Assessoria Empresarial e Participações Ltda.	Digital Content services	Brazil
7	Tecfinance Informática e Projetos de Sistemas Ltda.	Rendering of IT services	Brazil
8	XP Corretora de Seguros Ltda.	Insurance Broker	Brazil
9	XP Gestão de Recursos Ltda.	Asset management	Brazil
10	XP Finanças Assessoria Financeira Ltda.	Investment consulting service	Brazil
11	Infostocks Informações e Sistemas Ltda.	Mediation of information systems	Brazil
12	XP Advisory Gestão Recursos Ltda.	Asset management	Brazil
13	XP Vista Asset Management Ltda.	Asset management	Brazil
14	XP Controle 4 Participações S.A.	Insurance holding	Brazil
15	Leadr Serviços Online Ltda.	Social media	Brazil
16	Spiti Análise Ltda.	Research	Brazil
17	XP PE Gestão de Recursos Ltda.	Asset management	Brazil
18	XP LT Gestão de Recursos Ltda.	Asset management	Brazil
19	Carteira Online Controle de Investimentos Ltda.—ME	Investment consolidation platform	Brazil
20	Antecipa S.A.	Receivables Financing Market	Brazil
21	XP Allocation Asset Management Ltda.	Asset management	Brazil
22	Track Índices Consultoria Ltda.	Index Provider	Brazil
23	XP Eventos Ltda.	Media and Events	Brazil
24	DM10 Corretora de Seguros Ltda.	Insurance Broker	Brazil
25	Chamaleon Bravery Unipessoal LDA	Investment Advisor (pending regulatory approval)	Portugal
26	XP Investments UK LLP	Inter-dealer broker and Organized Trading Facility (OTF)	UK
27	Sartus Capital LTD	Investment advisor	UK
28	XP Private (Europe) S.A.	Investment advisor	Switzerland
29	XP Holding UK Ltd	International financial holding	UK
30	XP Investments US, LLC	Broker-dealer	USA
31	XP Holding International LLC	International financial holding	USA
32	XP Advisory US	Investment advisor	USA